As filed with the Securities and Exchange Commission on August 30, 2005

Post-Effective Amendment No. 1 to Registration Statement No. 333-117785

Registration No. 333-126750,
333-126750-01,
333-126750-02,
333-126750-03,
333-126750-04,
333-126750-05,
333-126750-06,
333-126750-07,
333-126750-08 and
333-126750-09

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

JPMORGAN CHASE & CO. (Exact name of registrant as specified in its charter)

JPMORGAN CHASE CAPITAL XVI

JPMORGAN CHASE CAPITAL XVII

JPMORGAN CHASE CAPITAL XVIII

JPMORGAN CHASE CAPITAL XIX

JPMORGAN CHASE CAPITAL XX

JPMORGAN CHASE CAPITAL XXI

JPMORGAN CHASE CAPITAL XXII

JPMORGAN CHASE CAPITAL XXIII

JPMORGAN CHASE CAPITAL XXIV

(Exact name of registrant as specified in its charter)
Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
95-4788120	Applied For
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
270 PARK AVENUE NEW YORK, NEW YORK 10017 (212) 270-6000	C/O JPMORGAN CHASE & CO. 270 PARK AVENUE NEW YORK, NEW YORK 10017 (212) 270-6000
(Address, including, zip code, and telephone number, including area code, of registrant’s principal executive office)	(Address, including, zip code, and telephone number, including area code, of registrant’s principal executive office)

Anthony J. Horan

Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, New York 10017

Tel. No.: (212) 270-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Neila Radin, Esq. JPMorgan Chase & Co. 270 Park Avenue New York, New York 10017 (212) 270-6000	Lee Meyerson, Esq. Maripat Alpuche, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	John White, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public:  From time to time after the registration statement becomes effective as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit (1) (2)	Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee

Preferred Securities of
JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV

JPMorgan Chase & Co. Guarantees with respect to the Preferred Securities (3) (4)
Junior Subordinated Debentures of JPMorgan Chase & Co. (5)
Total	$6,400,000,000(6)		$6,400,000,000	$753,280(7)

(1)	Not specified as to class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(2)	The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, issuance by the registrants of the securities registered hereunder. The proposed maximum aggregate offering price reflected in the table has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	No separate consideration will be received for the JPMorgan Chase & Co. guarantees.
(4)	This registration statement is deemed to cover the rights of holders of junior subordinated debentures of JPMorgan Chase & Co. under the indenture, the rights of holders of preferred securities of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (the “issuers”) under each trust agreement, and the rights of holders of the preferred securities under the guarantees, which, taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of the issuers under the preferred securities.
(5)	The junior subordinated debentures to be issued by JPMorgan Chase & Co. that are covered by this registration statement will be purchased by the applicable issuer with the proceeds of the sale of the corresponding series of preferred securities. The junior subordinated debentures may be distributed later, without additional consideration, to the holders of each applicable series of preferred securities of each applicable issuer if that issuer is dissolved and its assets are distributed to the respective holders of those preferred securities in exchange for the preferred securities.
(6)	This registration statement also covers an indeterminate amount of preferred securities of the issuers and related junior subordinated debentures and guarantees of JPMorgan Chase & Co. that may be offered by affiliates of the registrants in connection with offers and sales related to secondary market transactions in the securities registered hereby.
(7)	Pursuant to Rule 429 under the Securities Act, this registration statement contains a prospectus that also relates to $7,100,000,000 of preferred securities and the related guarantees and junior subordinated debentures registered on the Registration Statement on Form S-3 (No. 333-117785) previously filed on July 30, 2004 and declared effective on September 9, 2004. This registration statement constitutes Post-Effective Amendment No. 1 to that Registration Statement and such Post-Effective Amendment shall become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of the Securities Act.

The registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on the date that the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 30, 2005

PROSPECTUS

JPMORGAN CHASE CAPITAL XVI

JPMORGAN CHASE CAPITAL XVII

JPMORGAN CHASE CAPITAL XVIII

JPMORGAN CHASE CAPITAL XIX

JPMORGAN CHASE CAPITAL XX

JPMORGAN CHASE CAPITAL XXI

JPMORGAN CHASE CAPITAL XXII

JPMORGAN CHASE CAPITAL XXIII

JPMORGAN CHASE CAPITAL XXIV

Preferred Securities

fully and unconditionally guaranteed by

JPMORGAN CHASE & CO.

270 Park Avenue

New York, New York 10017

(212) 270-6000

These securities may be offered from time to time, in amounts, on terms and at prices that will be determined at the time they are offered for sale. These terms and prices will be described in more detail in one or more supplements to this prospectus, which will be distributed at the time the securities are offered.

You should read this prospectus and any supplement carefully before you invest.

This prospectus may not be used to sell any of the securities unless it is accompanied by a prospectus supplement.

The securities may be sold to or through underwriters, through dealers or agents, directly to purchasers or through a combination of these methods. If an offering of securities involves any underwriters, dealers or agents, then the applicable prospectus supplement will name the underwriters, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, dealers or agents.

These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated              , 2005

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that JPMorgan Chase & Co. (which may be referred to as “we” or “us”) and JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (each of which we refer to as an “issuer”) have filed with the SEC using a “shelf” registration process. Under this shelf process, each of the issuers may sell a series of its preferred securities, guaranteed by our related guarantees, in one or more offerings up to a total dollar amount of $13,500,000,000. At the time of each issuance of a series of preferred securities, the issuer will invest the proceeds of the issuance and of our investment in the common securities of that issuer in a series of our junior subordinated debentures. This prospectus provides you with a general description of the preferred securities of the issuers and of the related guarantees and junior subordinated debentures.

Each time preferred securities of an issuer are sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. References to this prospectus or the prospectus supplement also mean the information contained in other documents we have filed with the Securities and Exchange Commission (the “SEC”) and have referred you to in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with any additional information that we refer you to as discussed under “Where You Can Find More Information.”

On May 26, 2005 JPMorgan Chase Capital XVI issued 6.35% Capital Securities, Series P with an aggregate liquidation amount of $500,000,000 pursuant to a prospectus supplement dated May 19, 2005. On August 3, 2005 JPMorgan Chase Capital XVII issued 5.850% Capital Securities, Series Q with an aggregate liquidation amount of $500,000,000 pursuant to a prospectus supplement dated July 27, 2005. JPMorgan Chase Capital XVI and JPMorgan Chase Capital XVII have the right to issue additional Series P and Series Q capital securities, respectively, in the future. Any such additional capital securities will have the same terms as the capital securities issued pursuant to the prospectus supplements listed above but may be offered at different offering prices than those capital securities. If issued by JPMorgan Chase Capital XVI or JPMorgan Chase Capital XVII, any such additional capital securities will become part of the Series P or Series Q capital securities, respectively, issued pursuant to the prospectus supplements listed above.

WHERE YOU CAN FIND MORE INFORMATION

ABOUT JPMORGAN CHASE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov/edgar/searchedgar/webusers.htm. Our filings can also be inspected and printed or copied, for a fee, at the SEC’s Office of Public Reference, 100 F Street N.E., Washington, D.C. 20549, or you can contact that office by phone: (202) 942-8090, fax: (202) 628-9001 or e-mail: publicinfo@sec.gov. You can read more about the Public Reference Room at the website (http://www.sec.gov/info/edgar/prrrules.htm). Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede this information.

We incorporate by reference (i) the documents listed below, (ii) all reports that we file with the SEC after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and (iii) any future filings we make with the SEC after the date of this prospectus under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

(a) Our Annual Report on Form 10-K for the year ended December 31, 2004;

(b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005; and

(c) Our Current Reports on Form 8-K filed on March 1, 2004, May 14, 2004, January 11, 2005, February 1, 2005, February 28, 2005, March 1, 2005, March 1, 2005, March 1, 2005, March 16, 2005, March 16, 2005, March 17, 2005, March 21, 2005, March 23, 2005, April 11, 2005, April 20, 2005, April 27, 2005, April 27, 2005, May 4, 2005, May 4, 2005, May 6, 2005, May 9, 2005, May 20, 2005, May 20, 2005, May 26, 2005, June 2, 2005, June 7, 2005, June 9, 2005, June 13, 2005, June 15, 2005, July 6, 2005, July 14, 2005, August 3, 2005, August 3, 2005, August 5, 2005, August 8, 2005 and August 12, 2005 and our Current Reports on Form 8-K/A filed on July 30, 2004 (with respect to Exhibit 99.3) and August 13, 2004 (with respect to Exhibit 99.4).

You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Office of the Secretary

JPMorgan Chase & Co.

270 Park Avenue

New York, NY 10017

212-270-4040

You should rely only on the information provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with any other information. We are not making an offer of securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of the applicable document.

IMPORTANT FACTORS THAT MAY AFFECT FUTURE RESULTS

This prospectus, any prospectus supplement and any other documents incorporated by reference into this prospectus may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “objective,” “goal” and words and terms of similar substance used in connection with any discussion of our future operating or financial performance identify forward-looking statements. Those statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These risks and uncertainties include:

•	the risk of adverse movements or volatility in the debt and equity securities markets or in interest or foreign exchange rates or indices;

•	the risk of adverse impacts from an economic downturn;

•	the risk of a downturn in domestic or foreign securities and in trading conditions or markets;

•	the risks involved in deal completion, including an adverse development affecting a customer or the inability of a customer to receive a regulatory approval;

•	the risks associated with increased competition;

•	the risks associated with unfavorable political and diplomatic developments;

•	the risks associated with adverse changes in domestic or foreign governmental or regulatory policies, including adverse interpretations of regulatory guidelines;

•	the risk that material litigation or investigations will be determined adversely to us;

•	the risk that a downgrade in our credit ratings will adversely affect our businesses or investor sentiment;

•	the risk that management’s assumptions and estimates used in applying our critical accounting policies prove unreliable, inaccurate or not predictive of actual results;

•	the risk that our business continuity plans or data security systems prove not to be adequate;

•	the risk that external vendors are unable to fulfill their contractual obligations to us;

•	the risk that the credit, market, liquidity, private equity and operational risks associated with our various businesses are not successfully managed; or

•	other risks and uncertainties affecting operational plans.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus and any prospectus supplement. Those reports are available at the SEC’s internet site (http://www.sec.gov).

Any forward-looking statements made by or on behalf of us in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, that prospectus supplement or that document incorporated by reference into this prospectus, as the case may be. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You should, however, consult any further disclosures of a forward-looking nature we may make in our periodic and current reports filed with the SEC.

JPMORGAN CHASE & CO.

We are a financial holding company incorporated under Delaware law in 1968. We are a leading global financial services firm and one of the largest banking institutions in the United States, with approximately $1.2 trillion in assets, $105 billion in stockholders’ equity and operations in more than 50 countries. We are a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management and private equity. Under the JPMorgan, Chase and Bank One brands, we serve millions of customers in the United States and many of the world’s most prominent corporate, institutional and government clients. Our principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national bank headquartered in Delaware that is our credit card issuing bank. JPMorgan Chase’s principal nonbank subsidiary is J.P. Morgan Securities Inc., our U.S. investment banking firm.

The headquarters for JPMorgan Chase is in New York City. The retail banking business, which includes the consumer banking, small business banking and consumer lending activities (with the exception of our credit card business), is headquartered in Chicago. Chicago also serves as the headquarters for the commercial banking business.

Our activities are organized, for management reporting purposes, into six business segments as well as Corporate. Our wholesale businesses are comprised of the Investment Bank, Commercial Banking, Treasury & Securities Services, and Asset & Wealth Management. Our consumer businesses are comprised of Retail Financial Services and Card Services. A description of our business segments, and the products and services they provide to their respective client bases, follows:

Investment Bank

The Investment Bank is one of the world’s leading investment banks, as evidenced by the breadth of its client relationships and product capabilities. The Investment Bank has extensive relationships with corporations, financial institutions, governments and institutional investors worldwide. The Investment Bank provides a full range of investment banking products and services in all major capital markets, including advising on corporate strategy and structure, capital raising in equity and debt markets, sophisticated risk management, and market-making in cash securities and derivative instruments. The Investment Bank also commits JPMorgan Chase’s own capital to proprietary investing and trading activities.

Retail Financial Services

Retail Financial Services includes Home Finance, Consumer & Small Business Banking, Auto & Education Finance and Insurance. Through this group of businesses, Retail Financial Services provides consumers and small businesses with a broad range of financial products and services including deposits, investments, loans and insurance. Home Finance is a leading provider of consumer real estate loan products and is one of the largest originators and servicers of home mortgages. Consumer & Small Business Banking offers one of the largest branch networks in the United States. As of June 30, 2005, Auto & Education Finance was the largest bank originator of automobile loans as well as a top provider of loans for college students. Through its Insurance operations, Retail Financial Services sells and underwrites an extensive range of financial protection products and investment alternatives, including life insurance, annuities and debt protection products.

Card Services

As of June 30, 2005, Card Services was one of the largest issuers of general purpose credit cards in the United States and one of the largest merchant acquirers. Card Services offers a wide variety of products to satisfy the needs of its cardmembers, including cards issued on behalf of many well-known partners, such as major airlines, hotels, universities, retailers and other financial institutions.

Commercial Banking

Commercial Banking serves more than 25,000 corporations, municipalities, financial institutions and not-for-profit entities, with annual revenues generally ranging from $10 million to $2 billion. A local market presence and a strong customer service model, coupled with a focus on risk management, provide a solid infrastructure for Commercial Banking to provide JPMorgan Chase’s complete product set—lending, treasury services, investment banking and investment management. Commercial Banking clients benefit greatly from JPMorgan Chase’s expansive branch network as well as commercial banking offices located in 10 out of the top 15 major metropolitan areas in the U.S.

Treasury & Securities Services

Treasury & Securities Services is a global leader in providing transaction, investment and information services to support the needs of corporations, issuers and institutional investors worldwide. Treasury & Securities Services is the largest cash management provider in the world and a leading global custodian. The Treasury Services business provides clients with a broad range of capabilities, including U.S. dollar and multi-currency clearing, Automated Clearing House (ACH) transfers, trade, and short-term liquidity and working capital tools. The Investor Services business provides a wide range of capabilities, including custody, funds services, securities lending, and performance measurement and execution products. The Institutional Trust Services business provides trustee, depository and administrative services for debt and equity issuers. Treasury Services partners with the Commercial Banking, Consumer & Small Business Banking and Asset & Wealth Management segments to serve clients firmwide. As a result, certain Treasury Services revenues are included in other segments’ results. Treasury & Securities Services has combined the management of the Investor Services and Institutional Trust Services businesses under the name Worldwide Securities Services to create an integrated franchise which will provide custody and investor services as well as securities clearance and trust services to clients globally.

Asset & Wealth Management

Asset & Wealth Management provides investment management to retail and institutional investors, financial intermediaries and high-net-worth families and individuals globally. For retail investors, Asset & Wealth Management provides investment management products and services, including a global mutual fund franchise, retirement plan administration, and brokerage services. Asset & Wealth Management delivers investment management to institutional investors across all asset classes. The Private Bank and Private Client Services businesses provide integrated wealth management services to ultra-high-net-worth and high-net-worth clients, respectively.

Corporate

The Corporate Sector is comprised of Private Equity, Treasury and corporate staff and other centrally managed expenses. Private Equity currently includes JPMorgan Partners and ONE Equity Partners businesses. On March 1, 2005, we announced that the management team of JPMorgan Partners LLC, a private equity unit of JPMorgan Chase, will become independent when it completes the investment of the current $6.5 billion Global Fund, which it advises. The independent management team intends to raise a new fund as a successor to the Global Fund. JPMorgan Chase has committed to invest 24.9% of the limited partnership interests, up to $1 billion, in the new fund. Treasury manages the structural interest rate risk and investment portfolio for JPMorgan Chase. The corporate staff areas include Central Technology and Operations, Internal Audit, Executive Office, Finance, General Services, Human Resources, Marketing & Communications, Office of the General Counsel, Real Estate and Business Services, Risk Management, and Strategy and Development. JPMorgan Chase centrally managed expenses include items such as its occupancy and pension expense, net of allocations to the business.

Our principal executive office is located at 270 Park Avenue, New York, New York 10017 and our telephone number is (212) 270-6000.

THE ISSUERS

Purpose and Ownership of the Issuers

Each of the issuers is a statutory trust organized under Delaware law by us and the trustees of the issuers. The issuers were established solely for the following purposes:

•	to issue and sell the preferred securities, as well as common securities of each issuer that we will purchase, all of which will represent undivided beneficial ownership interests in the assets of each issuer;

•	to use the gross proceeds from the issuance and sale of the preferred securities and common securities to purchase junior subordinated debentures from us; and

•	to engage in other activities that are directly related to the activities described above, such as registering the transfer of the preferred securities.

Because each issuer was established only for the purposes listed above, the applicable series of junior subordinated debentures will be the sole assets of the applicable issuer, and payments under the junior subordinated debentures will be the sole source of income to that issuer.

As issuer of the junior subordinated debentures, and as borrower, we will generally pay:

•	all fees and expenses related to each issuer and the offering of each issuer’s preferred securities; and

•	all ongoing costs, expenses and liabilities of the issuers.

Each issuer will offer the preferred securities to you by use of this prospectus and an applicable prospectus supplement and we will retain all of the common securities. The common securities will rank equally with the preferred securities, except that the common securities will be subordinated to the preferred securities to the extent and under the circumstances described below under “Description of the Preferred Securities—Subordination of Common Securities.”

Each issuer will have a term of approximately 30 years but may dissolve earlier as provided in the applicable trust agreement.

For so long as the preferred securities of a particular issuer remain outstanding, we will promise to:

•	cause that issuer to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the relevant trust agreement;

•	own directly or indirectly all of the common securities of that issuer;

•	use our commercially reasonable efforts to ensure that that issuer will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•	take no action that would be reasonably likely to cause that issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

Each issuer’s business and affairs will be conducted by its four trustees: the property trustee, the Delaware trustee and two administrative trustees. We refer to these trustees collectively as the “issuer trustees.” In each case, the two administrative trustees of each issuer will be individuals who are our employees. The property trustee of each issuer will act as sole trustee under each trust agreement for purposes of the Trust Indenture Act of 1939 and will also act as trustee under the guarantees and the indenture.

We, as owner of the common securities of each issuer, have the sole right to appoint, remove and replace any of the issuer trustees unless an event of default occurs under the indenture. In that event, the holders of a majority in liquidation amount of the preferred securities of that issuer will have the right to remove and appoint the property trustee and the Delaware trustee.

Each issuer is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others or of any other statutory trust the common securities of which are owned by us.

Offices of the Issuers

The principal executive office of each issuer is 270 Park Avenue, New York, New York 10017 and its telephone number is (212) 270-6000.

USE OF PROCEEDS

Except as may be otherwise described in a prospectus supplement accompanying this prospectus, we expect to use the proceeds from the sale of the junior subordinated debentures for general corporate purposes, including investments in or loans to our subsidiaries, refinancing of debt, redemption or repurchase of shares of our outstanding common and preferred stock or for the satisfaction of other obligations.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDEND REQUIREMENTS

Our consolidated ratios of earnings to fixed charges and our consolidated ratios of earnings to combined fixed charges and preferred stock dividend requirements are as follows:

	Six Months Ended June 30, 2005	Year Ended December 31,
		2004	2003	2002	2001	2000
Earnings to Fixed Charges:
Excluding Interest on Deposits	1.64	1.65	2.27	1.28	1.18	1.52
Including Interest on Deposits	1.40	1.44	1.87	1.17	1.11	1.31
Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements:
Excluding Interest on Deposits	1.64	1.64	2.25	1.27	1.18	1.51
Including Interest on Deposits	1.40	1.43	1.86	1.17	1.11	1.31

For purposes of computing the above ratios, earnings represent net income from continuing operations plus total taxes based on income and fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rents, net of income from subleases, and capitalized interest.

DESCRIPTION OF THE PREFERRED SECURITIES

The following description of the terms and provisions of the preferred securities summarizes the general terms that will apply to each series of preferred securities. The trust agreement of the applicable trust will be amended and restated before the issuance of preferred securities by that trust. We refer to that amended and restated trust agreement as the “trust agreement.” This description is not complete, and we refer you to the trust agreement for each issuer, a form of which we filed as an exhibit to the registration statement of which this prospectus is a part.

Formation of Issuers

When an issuer issues a series of preferred securities, the trust agreement relating to that issuer will contain, and the prospectus supplement relating to that series will summarize, the terms and other provisions relating to that series of preferred securities. Each issuer will issue only one series of preferred securities.

The trust agreement of each issuer will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as property trustee and its affiliate, The Bank of New York (Delaware), will act as Delaware trustee under each relevant trust agreement.

Each series of preferred securities will represent undivided beneficial ownership interests in the assets of the applicable issuer. The holders of the preferred securities will be entitled to a preference over the corresponding series of common securities in distributions from the applicable issuer and amounts payable on redemption or liquidation of the issuer under the circumstances described under “—Subordination of Common Securities,” as well as other benefits as described in the relevant trust agreement.

Specific Terms of Each Series

When an issuer issues a series of preferred securities, the prospectus supplement relating to that new series will summarize the particular amount, price and other terms and provisions of that series of preferred securities. Those terms may include the following:

•	the distinctive designation of the preferred securities;

•	the number of preferred securities issued by the applicable issuer and the liquidation value of each preferred security;

•	the annual distribution rate (or method of determining that rate) for preferred securities issued by the applicable issuer and the date or dates upon which those distributions will be payable;

•	whether distributions on preferred securities issued by the applicable issuer may be deferred and, if so, the maximum number of distributions that may be deferred and the terms and conditions of those deferrals;

•	whether distributions on preferred securities issued by the applicable issuer will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by that issuer will be cumulative;

•	the amount or amounts that will be paid out of the assets of the applicable issuer to the holders of preferred securities of the issuer upon voluntary or involuntary dissolution, winding up or termination of the applicable issuer;

•

the obligation, if any, of the applicable issuer to purchase or redeem preferred securities issued by the applicable issuer and the price or prices at which, the period or periods within which, and the terms and conditions upon which preferred securities issued by the applicable issuer will be purchased or redeemed, in whole or in part, in accordance with that obligation;

•	the denominations in which any preferred securities of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•	the voting rights, if any, of preferred securities issued by the applicable issuer in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities as a condition to a specified action or amendment to the relevant trust agreement; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by the applicable issuer.

All preferred securities an issuer offers will be guaranteed by us to the extent set forth below under the caption “Description of the Guarantees” in this prospectus. The applicable prospectus supplement will also describe the United States federal income tax considerations applicable to each offering of preferred securities.

Redemption or Exchange

Upon the redemption or repayment, in whole or in part, of any series of junior subordinated debentures owned by an issuer, the issuer will use the proceeds from that redemption or repayment to redeem corresponding preferred securities and common securities having an aggregate liquidation amount equal to that portion of the principal amount of the junior subordinated debentures redeemed for a redemption price equal to their liquidation amount plus accumulated and unpaid distribution payments on the securities redeemed to the date of redemption. Except to the extent described under “—Subordination of Common Securities” below, the preferred securities and common securities will be redeemed in proportion to their respective aggregate liquidation amounts outstanding.

We have the right to dissolve an issuer at any time and, after satisfaction of its liabilities to its creditors as provided under applicable law, to cause the issuer to distribute the junior subordinated debentures owned by it to the holders of that issuer’s preferred and common securities in exchange for those securities.

Subordination of Common Securities

In connection with the issuance of preferred securities, each issuer will also issue a new series of common securities to us. Except as described below or in the applicable prospectus supplement, the common securities will be entitled to receive distributions on the same dates and at the same rate and otherwise have substantially identical terms as the preferred securities.

If on any distribution date or redemption date for the preferred and common securities, an event of default has occurred and is continuing under the indenture for the corresponding junior subordinated debentures, the applicable issuer may not make any distribution payment and may not make any other payment for the redemption, liquidation or acquisition of the common securities unless the applicable issuer has paid in full, or provided for full payment of:

•	all accumulated and unpaid distributions on all of the issuer’s preferred securities; and

•	in the case of a redemption or liquidation, the full redemption price of all preferred securities called for redemption or the full liquidation price of all preferred securities.

If an event of default under the trust agreement occurs as a result of the occurrence of an event of default under the indenture, as holder of the common securities, we will be deemed to have waived our right to take action with respect to that event of default until all events of default with respect to the preferred securities are cured, waived or otherwise eliminated. Until that cure, waiver or elimination, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee regarding remedies under the relevant trust agreement.

Liquidation Distribution Upon Dissolution

Each trust agreement will provide that the relevant issuer will dissolve on the first to occur of the following events:

•	the expiration of the term of the trust as described above under “Purpose and Ownership of the Issuers;”

•	specified events relating to our bankruptcy, dissolution or liquidation;

•	our election to distribute junior subordinated debentures to the holders of the preferred securities and common securities as described above under “—Redemption or Exchange;”

•	the mandatory redemption of the issuer’s preferred and common securities as described above under “—Redemption or Exchange;” and

•	the entry of a court order for the dissolution of the issuer.

Upon an early dissolution event described above, other than an early dissolution resulting from a mandatory redemption of the issuer’s preferred and common securities, the issuer trustees will liquidate the issuer as soon as possible by distributing the related junior subordinated debentures to the holders of preferred securities and common securities. If the property trustee determines that such a distribution is not practical, after satisfaction of the issuer’s liabilities to its creditors under applicable law, the holders of the preferred securities and common securities will be entitled to receive the liquidation amount of their securities, plus accumulated and unpaid dividends to the date of payment. Except as described under “—Subordination of Common Securities” above, that payment will be made to the holders of the preferred securities and common securities in proportion to their respective aggregate liquidation amounts outstanding.

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement:

•	the occurrence of an event of default under the indenture with respect to the related series of junior subordinated debentures held by the issuer;

•	a default by the property trustee in the payment of any distribution on the preferred securities or common securities and continuance of that default for 30 days;

•	a default by the property trustee in the payment of any redemption price of any preferred security or common security when it becomes due and payable;

•	a default in the performance, or breach, in any material respect, of any other covenant or warranty of the issuer trustees in the trust agreement and the continuance of that default, or breach, for 90 days after notice to the defaulting issuer trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities; or

•	the occurrence of an event of bankruptcy or insolvency relating to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within 10 business days after the occurrence of an event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us. The existence of an event of default does not entitle the holders of preferred securities to accelerate the maturity of those securities.

Limitation on Consolidations, Mergers and Sales of Assets

Except as contemplated in “—Liquidation Distribution Upon Dissolution”, an issuer may not merge with or into, consolidate or amalgamate with, or sell or lease substantially all of its properties and assets to any corporation or other person, unless:

•	the administrative trustees consent to the proposed transaction;

•	the successor is a trust organized under the laws of any state and assumes all of the obligations of the issuer regarding the preferred securities or substitutes other securities for the preferred securities with substantially the same terms;

•	we appoint a trustee of the successor possessing the same powers and duties as the property trustee;

•	the successor securities to the preferred securities are listed on the same national securities exchange or other organization on which the preferred securities were listed;

•	the transaction does not cause the ratings, if any, on the preferred securities or the successor securities to be downgraded by a nationally recognized ratings organization;

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect;

•	the successor has a purpose substantially identical to that of the issuer;

•	independent counsel to the issuer delivers an opinion that:

•	the transaction does not adversely affect the rights, preferences or privileges of the holders of the preferred securities in any material respect; and

•	following the transaction, neither the successor nor the issuer would have to register as an “investment company” under the Investment Company Act of 1940;

•	we, or a successor which will own all of the common securities of the issuer or its successor, will guarantee the preferred securities, or the successor securities, to the same extent as the preferred securities are guaranteed by our guarantee; and

•	the issuer and the successor would each continue to be classified as a grantor trust for United States federal income tax purposes, unless each holder of preferred securities consents to a change in that classification.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Guarantees—Amendments” and “Description of the Junior Subordinated Debentures—Modification of Indenture,” as a holder of preferred securities you will not have any voting rights.

We, the property trustee and the administrative trustees may, without the consent of the holders of the preferred securities, amend the applicable trust agreement to cure any ambiguity or correct or supplement inconsistent provisions or to modify the trust agreement to the extent necessary to ensure that the issuer is classified as a grantor trust. However, we may not amend any applicable trust agreement in any manner that would adversely affect in any material respect the interests of any holder of the preferred securities.

We and the issuer trustees may also amend an applicable trust agreement with the consent of the holders of a majority of the aggregate liquidation amount of the preferred and common securities of the applicable issuer, provided that we have received of an opinion of counsel that the amendment will not affect the issuer’s status as a grantor trust or its exemption under the Investment Company Act of 1940. Without the consent of each holder affected by the amendment, no amendment will:

•	change the amount or timing of any distribution on the common securities or the preferred securities;

•	otherwise adversely affect the amount of any required distribution; or

•	restrict the right of a holder of preferred securities or common securities to institute suit to enforce payment.

For so long as any junior subordinated debentures are held by the property trustee, the issuer trustees will not take any of the following actions without the consent of the holders of a majority of the aggregate liquidation amount of the preferred securities:

•	direct the time, method or place for conducting any proceeding for any remedy available to the debenture trustee or executing any trust or power conferred on the debenture trustee with respect to such debentures;

•	waive any past default that is waivable under the indenture;

•	rescind or annul any declaration that the principal of the junior subordinated debentures is due; or

•	consent to any modification or termination of the indenture or the junior subordinated debentures.

However, in the case of any action that would require the consent of each affected holder of junior subordinated debentures under the indenture, the property trustee will not give any such consent without the consent of each holder of the corresponding preferred securities.

Preferred securities owned by us, an issuer trustee or any of our or their affiliates will not be treated as outstanding for purposes of the above provisions.

In addition to the required consents described above, the issuer trustees must obtain an opinion of counsel experienced in the relevant matters that the action would not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes.

The issuer trustees will not revoke any action approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities.

The property trustee must give notice to the holders of preferred securities of any notice of default with respect to the corresponding junior subordinated debentures.

Payment and Paying Agent

The paying agent for the relevant issuer will make payments on definitive, certificated preferred securities by check mailed to the address of the holder entitled to that payment at the holder’s address as it appears in the preferred securities register. The paying agent will make payment on global preferred securities as specified under “—Global Preferred Securities; Book-Entry Issuance” below. Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as paying agent for the preferred securities. In the event the property trustee ceases to be the paying agent, the administrative trustees of the issuer will appoint a successor bank or trust company acceptable to us and the property trustee to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

The registrar will not impose any charge for registration of transfer but may require the payment of any tax or governmental charges that may be imposed in connection with the transfer or exchange.

An issuer is not required to register transfers of the preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than the duty to act with the required standard of care during an event of default under the trust agreement, the property trustee is required to perform only those duties that are specifically set forth in the trust agreement and is not required to exercise any of its powers at the request of any holder of preferred securities unless it is offered reasonable indemnity for the costs, expenses and liabilities that might be incurred by it.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of each issuer in a way that:

•	will not cause the issuer to be deemed an investment company required to register under the Investment Company Act of 1940;

•	will not cause the issuer to be classified as other than a grantor trust for United States federal income tax purposes; and

•	will cause the junior subordinated debentures to be treated as indebtedness for United States federal income tax purposes.

No issuer may borrow money or issue debt or mortgage or pledge any of its assets.

Holders of the preferred securities do not have preemptive or similar rights.

Governing Law

Each trust agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

GLOBAL PREFERRED SECURITIES; BOOK-ENTRY ISSUANCE

Global Preferred Securities

Each issuer may issue its preferred securities in the form of one or more global securities, which we will refer to as the “global preferred securities,” that will be deposited with or on behalf of a depositary. Unless otherwise indicated in the applicable prospectus supplement, the depositary with respect to the global preferred securities of the relevant issuer will be The Depository Trust Company (“DTC”), and the following is a summary of the depositary arrangements applicable to those global preferred securities.

Each global preferred security will be deposited with or on behalf of DTC or its nominee and will be registered in the name of a nominee of DTC. Except under the limited circumstances described below, global preferred securities will not be exchangeable for definitive, certificated preferred securities.

Only institutions that have accounts with DTC, which we refer to as “DTC participants”, or persons that may hold interests through DTC participants may own beneficial interests in a global preferred security. DTC will maintain records reflecting ownership of beneficial interests in the global preferred securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC will have no knowledge of the actual beneficial owners of the preferred securities. The laws of some jurisdictions require that some types of purchasers take physical delivery of securities in definitive form. Those laws may impair your ability to transfer beneficial interests in a global preferred security.

DTC has advised us that upon the issuance of a global preferred security and the deposit of that global preferred security with or on behalf of DTC, DTC will credit on its book-entry registration and transfer system, the respective liquidation amount represented by that global preferred security to the accounts of the DTC participants.

The issuer will make distributions and other payments on the global preferred securities to DTC or its nominee as the registered owner of the global preferred security. We expect that DTC will, upon receipt of any distribution, redemption or other payment on a global preferred security, immediately credit the DTC participants’ accounts with payments in proportion to their beneficial interests in the global preferred security, as shown on the records of DTC or its nominee. We also expect that standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in the global preferred securities held through those participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The DTC participants will be responsible for those payments.

None of JPMorgan Chase, any of the issuers, the property trustee, the paying agent, or the registrar or any of their respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to beneficial interests in a global preferred security or for any payments made on any global preferred security.

Except as provided below, as an owner of a beneficial interest in a global preferred security, you will not be entitled to receive physical delivery of preferred securities in definitive form and will not be considered a holder of preferred securities for any purpose under the applicable trust agreement. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder of preferred securities under the applicable trust agreement.

We understand that, under existing industry practices, in the event that an issuer requests any action of holders, or an owner of a beneficial interest in a global preferred security desires to take any action that a holder is entitled to take under the applicable trust agreement, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through them to take that action or would otherwise act upon the instructions of the beneficial owners owning through them.

A global preferred security is exchangeable for definitive preferred securities registered in the name of persons other than DTC only if:

•	DTC is unwilling or unable to continue as depositary and we are not able to locate a qualified successor depositary;

•	we, in our sole discretion, determine that the preferred securities issued in the form of one or more global preferred securities will no longer be represented by a global preferred security; or

•	after the occurrence of an event of default under the indenture, owners of beneficial interests in the trust aggregating at least a majority in aggregate liquidation amount of the preferred securities advise the administrative trustees in writing that the continuation of a book entry system is no longer in their best interest.

A global preferred security that is exchangeable as described in the preceding paragraph will be exchangeable in whole for definitive, certificated preferred securities in registered form of like tenor and of an equal aggregate liquidation amount and in a denomination equal to the liquidation amount per preferred security specified in the applicable prospectus supplement or in integral multiples of that denomination. The registrar will register the definitive preferred securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global preferred securities.

DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement of securities transactions among DTC participants in deposited securities, such as transfers and pledges, through electronic computerized book-entry changes in accounts of the DTC participants, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and various other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation which, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, such as U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Holding Beneficial Interests Through Euroclear and Clearstream

If specified in the applicable prospectus supplement, you may elect to hold interests in a particular series of preferred securities outside the United States through Clearstream Banking, societe anonyme (“Clearstream”) or Euroclear Bank, S.A./N.V., as operator of the Euroclear System (“Euroclear”), if you are a participant in or customer of the relevant system, or indirectly through an organization that is a participant in or customer of the relevant system. Clearstream and Euroclear will hold interests on behalf of their participants and customers through customer securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries will in turn hold those interests in customer securities accounts in the depositaries’ names on the books of DTC. Unless otherwise specified in the applicable prospectus supplement, The Bank of New York will act as depositary for each of Clearstream and Euroclear.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides its customers with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Sector Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream customers.

Clearstream will credit distributions with respect to interests in global preferred securities held through Clearstream to cash accounts of its customers in accordance with its rules and procedures to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear operator”) under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. These terms, conditions and procedures govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities clearance accounts. The Euroclear operator acts under the terms and conditions applicable only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear will credit distributions with respect to interests in global preferred securities held beneficially through Euroclear to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in the applicable prospectus supplement, initial settlement for global preferred securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC’s rules. These secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global preferred securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. These secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global preferred securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global preferred securities settled during that processing will be reported to the relevant Euroclear participant or Clearstream customer on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global preferred securities by or through a Clearstream participant or Euroclear participant to a DTC customer will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global preferred securities among DTC participants, Clearstream customers and Euroclear participants, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

DESCRIPTION OF THE GUARANTEES

The following description of the terms and provisions of the guarantees summarizes the general terms that will apply to each guarantee that we deliver in connection with a series of preferred and common securities. This description is not complete, and we refer you to the form of the guarantee agreement, a copy of which we filed as an exhibit to the registration statement of which this prospectus is a part.

When an issuer sells a series of its preferred and common securities, we will execute and deliver a guarantee of that series of preferred and common securities under a guarantee agreement for the benefit of the holders of those preferred and common securities. Only one guarantee will be issued by us in connection with the issuance of preferred and common securities by the applicable issuer. Each guarantee agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Unless the applicable prospectus supplement states otherwise, The Bank of New York will act as guarantee trustee under each guarantee agreement.

Specific Terms of the Guarantees

Except as stated in the applicable prospectus supplement, we will irrevocably and unconditionally agree to pay in full the following payments or distributions on each corresponding series of preferred and common securities, to the extent that they are not paid by, or on behalf of, the applicable issuer:

•	any accumulated and unpaid distributions required to be paid on the preferred and common securities, to the extent that the applicable issuer has sufficient funds available for those payments at the time;

•	the redemption price regarding any preferred and common securities called for redemption, to the extent that the applicable issuer has sufficient funds available for those redemption payments at the time; and

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the applicable issuer, unless the corresponding series of junior subordinated debentures is distributed to holders of the preferred and common securities, the lesser of:

•	the total liquidation amount of the preferred and common securities and all accumulated and unpaid distributions on them to the date of payment; and

•	the amount of assets of the applicable issuer remaining available for distribution to holders of the preferred and common securities after satisfaction of liabilities to creditors.

We may satisfy our obligation to make the payments described above by direct payment of the required amounts by us to the holders of the applicable preferred and common securities or by causing the applicable issuer to pay those amounts to the holders. In addition, our obligation to make the payments described above will exist regardless of any defense, right of setoff or counterclaim that the applicable issuer may have or assert, other than the defense of payment. Payments under the trust guarantee will be made on the preferred and common securities on a pro rata basis. However, if an event of default has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any payment is made on the common securities.

Each guarantee will apply only to the extent that the applicable issuer has sufficient funds available to make the required payments. If we do not make interest payments on the junior subordinated debentures held by the applicable issuer, then the issuer will not be able to pay distributions on the preferred or common securities issued by the issuer and will not have funds legally available for those payments. In that event, the remedy of a holder of a series of preferred or common securities is to institute legal proceedings directly against us as permitted under the indenture for the related series of junior subordinated debentures.

Nature of the Guarantee

We will, through the relevant trust agreement, the guarantee, the junior subordinated debentures and the indenture, taken together, fully and unconditionally guarantee the applicable issuer’s obligations under the preferred and common securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the applicable issuer’s obligations under the preferred securities.

Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. In addition, each guarantee will not be discharged except by payment in full of the amounts due under it to the extent they have not been paid by the applicable issuer or upon distribution of junior subordinated debentures to the holders of the preferred and common securities in exchange for all of the preferred and common securities.

Ranking

Each guarantee will constitute our unsecured obligation and will rank subordinate and junior in right of payment to all of our other liabilities to the same extent as the junior subordinated debentures.

The guarantees will not place a limitation on the amount of additional debt that we may incur.

Amendments

Unless otherwise specified in the applicable prospectus supplement, each guarantee may be amended under the following two circumstances:

•	regarding changes to the guarantee that do not materially adversely affect the rights of holders of the applicable preferred securities, no consent of those holders will be required; and

•	all other amendments to the guarantee may be made only with the prior approval of the holders of not less than a majority of the total liquidation amount of the outstanding preferred securities to which the guarantee relates.

The manner of obtaining the necessary approvals to amend a guarantee are the same as for holders of the preferred securities, which are described above under “Description of the Preferred Securities—Voting Rights; Amendment of Each Trust Agreement.”

Assignment

All guarantees and agreements contained in a guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred and common securities then outstanding.

Events of Default and Remedies

An event of default under a guarantee will occur upon our failure to (1) make any of our payments under the guarantee agreement or (2) perform any of our other obligations under the guarantee agreement for 90 days after notice of the failure.

The holders of not less than a majority in total liquidation amount of the preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee regarding the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

If the guarantee trustee fails to enforce a guarantee, then any holder of the corresponding series of preferred securities may institute a legal proceeding directly against us to enforce its rights under that guarantee, without first instituting a legal proceeding against the applicable issuer that issued the preferred securities, the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of a guarantee, undertakes to perform only the duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred or common securities to which the guarantee relates unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred by that action.

Termination of the Guarantees

Each guarantee will terminate upon any of the following events:

•	the full payment of the redemption price of all preferred and common securities of the applicable issuer;

•	the full payment of the amounts payable upon liquidation of the applicable issuer; or

•	the distribution of the junior subordinated debentures held by the applicable issuer to the holders of the preferred and common securities of the issuer in exchange for all of the preferred and common securities of the issuer.

Each guarantee will continue to be effective or will be reinstated, if at any time any holder of related preferred and common securities issued by the applicable issuer is required to restore payment of any sums paid under the applicable preferred and common securities or the guarantee.

Governing Law

The guarantees will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

The following description of the terms and provisions of our junior subordinated debentures summarizes the general terms that will apply to each series of junior subordinated debentures that will be issued and sold by us on or after the date of this prospectus and purchased by the applicable issuer that issues the corresponding series of preferred securities. This description is not complete, and we refer you to the indenture and the form of the junior subordinated debentures, forms of which we filed as exhibits to the registration statement of which this prospectus is a part.

Unless otherwise specified in the applicable prospectus supplement, each time an issuer issues a series of preferred securities, we will issue a new series of junior subordinated debentures. Each series of junior subordinated debentures will be issued under an indenture between us and The Bank of New York, as debenture trustee, as supplemented from time to time by one or more supplemental indentures. There is no limit on the aggregate principal amount of junior subordinated debentures we may issue, and we may issue the junior subordinated debentures from time to time in one or more series under a supplemental indenture or pursuant to a resolution of our Board of Directors.

Unless the applicable prospectus supplement states otherwise, we will issue each new series of junior subordinated debentures in a total principal amount equal to the total liquidation amount of the preferred securities and common securities that the applicable issuer issues. The issuer will use the proceeds of the issuance and sale of the preferred securities and common securities to purchase the corresponding junior subordinated debentures from us. Unless the applicable prospectus supplement states otherwise, the interest payment provisions of the junior subordinated debentures will correspond to the distribution provisions of the corresponding series of preferred securities.

Unless the applicable prospectus supplement states otherwise, each series of junior subordinated debentures issued on or after the date of this prospectus will have the same rank as all other series of junior subordinated debentures issued under the indenture on or after that date. However, because the subordination provisions and events of default applicable to junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the subordination provisions and events of default applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus. Unless the applicable prospectus supplement states otherwise, the indenture does not limit the incurrence or issuance of other secured or unsecured debt, including senior debt, as defined below, whether under the indenture, any existing indenture, or any other indenture which we may enter into in the future.

Specific Terms of Each Series

The prospectus supplement describing the particular series of junior subordinated debentures being issued will specify the particular terms of those junior subordinated debentures. These terms may include:

•	the title of the junior subordinated debentures of the series, which will distinguish the junior subordinated debentures of the series from all other junior subordinated debentures;

•	the limit, if any, upon the total principal amount of the junior subordinated debentures of the series which may be issued;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures of the series or the manner in which the amounts will be determined;

•	the maturity or the method of determining the maturity of the junior subordinated debentures;

•	the rate or rates at which the junior subordinated debentures of the series will bear interest, if any;

•	the interest payment dates and the record dates for the interest payable on any interest payment date or the method by which any of the foregoing will be determined and the right, if any, we have to defer or extend an interest payment date;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures of the series will be payable, the place or places where the junior subordinated debentures of the series may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us regarding the junior subordinated debentures of the series may be made;

•	the period or periods within which, or the date or dates on which, if any, the price or prices at which and the terms and conditions upon which the junior subordinated debentures of the series may be redeemed, in whole or in part, at our option;

•	our obligation, if any, to redeem, repay or purchase the junior subordinated debentures of the series, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which junior subordinated debentures of the series will be redeemed, repaid or purchased, in whole or in part, in accordance with that obligation;

•	the denominations in which any junior subordinated debentures of the series will be issuable, if other than denominations of $25 or any integral multiple of $25;

•	if other than U.S. dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the junior subordinated debentures of the series will be payable, or in which the junior subordinated debentures of the series will be denominated;

•	the additions, modifications or deletions, if any, in the events of default described under the caption “—Events of Default” below or our covenants described in this prospectus regarding the junior subordinated debentures of the series;

•	if other than the principal amount, the portion of the principal amount of junior subordinated debentures of the series that will be payable upon declaration of acceleration of the maturity of the junior subordinated debentures;

•	the additions or changes, if any, to the indenture regarding the junior subordinated debentures of the series as will be necessary to permit or facilitate the issuance of the junior subordinated debentures of the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	whether the junior subordinated debentures of the series, or any portion thereof, will initially be issuable in the form of a temporary global security representing all or a portion of the junior subordinated debentures of the series and provisions for the exchange of the temporary global security for definitive junior subordinated debentures of the series;

•	whether any junior subordinated debentures of the series will be issuable in whole or in part in the form of one or more global securities and, if so, the respective depositaries for the global securities and the form of any legend or legends which will be borne by any global security, if applicable;

•	whether the junior subordinated debentures are convertible or exchangeable into junior subordinated debentures of another series or into preferred securities of another series and, if so, the terms on which the junior subordinated debentures may be so converted or exchanged;

•	the appointment of any paying agent or agents for the junior subordinated debentures of the series; and

•	any other terms of the junior subordinated debentures of the series.

Subordination

Unless otherwise stated in the applicable prospectus supplement, each series of junior subordinated debentures will be unsecured and will rank junior and be subordinate in right of payment to all our existing and future senior debt, as defined in the indenture with respect to that series.

Under the indenture, we may not make any payment on the junior subordinated debentures if:

•	we have failed to make full payment of all amounts of principal, and premium, if any, and interest, if any, due on all senior debt; or

•	there shall exist any event of default on any senior debt that triggers the acceleration of such senior debt.

Upon our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior debt in full before any payments may be made on the junior subordinated debentures. Additionally, in the event of the acceleration of the maturity of any series of junior subordinated debentures, the holders of our senior debt will be entitled to receive payment in full of any amounts due on our senior debt before the holders of any junior subordinated debentures will be entitled to any payment.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “debt” is defined in the indenture to mean, with respect to any person,

•	every obligation of that person for the repayment of borrowed money;

•	every obligation of that person for claims under derivative products such as interest and foreign exchange rate contracts and commodity forward contracts, options and swaps and similar arrangements; and

•	every obligation described above of another person guaranteed by that person.

With respect to each series of junior subordinated debentures issued by use of this prospectus, “senior debt” is defined in the indenture to mean the principal of, and premium and interest, if any, on debt, whether incurred on, prior to or after the date of the indenture, unless the instrument creating that debt provides that those obligations are not superior in right of payment to the junior subordinated debentures, or other debt that has the same rank as or ranking junior to the junior subordinated debentures. However, senior debt does not include any other debt securities issued under the indenture or other junior subordinated debt obligations issued in respect of capital securities issued by trusts organized by us and treated as capital for bank regulatory purposes.

Although no series of junior subordinated debentures is subordinated to any other series of junior subordinated debentures, because the definitions of debt and senior debt applicable to some of the series of junior subordinated debentures issued prior to the date of this prospectus differed in a number of respects from the definitions applicable to junior subordinated debentures that will be issued on or after the date of this prospectus, it is possible that holders of preferred securities issued on or after the date of this prospectus may receive more or less upon our bankruptcy, liquidation or dissolution or upon an acceleration of the corresponding series of junior subordinated debentures than holders of other series of preferred securities issued by similar issuers holding junior subordinated debentures issued prior to the date of this prospectus.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the junior subordinated debentures to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of that subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary, except to the extent that we are recognized, and receive payment, as a creditor of those subsidiaries.

Covenants

We will agree that, so long as any preferred securities issued by an issuer remain outstanding, if

•	there has occurred any event of which we have actual knowledge that with the giving of notice or lapse of time would become an event of default under the indenture and which we have not taken reasonable steps to cure;

•	we are in default regarding our payment of any obligations under our guarantee regarding the issuer; or

•	we have given notice of our election to defer interest payments, as described below under “—Option to Defer Interest Payments,” or that deferral period is continuing;

then we will not, and will not permit any of our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of our capital stock;

•	make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of our junior subordinated debentures that rank on par with or junior in interest to our junior subordinated debentures; or

•	make any guarantee payments regarding any guarantee by us of the junior subordinated debentures of any of our subsidiaries if that guarantee ranks on par with or junior in interest to those junior subordinated debentures.

However, at any time, including during a deferral period, we may do the following:

•	make dividends or distributions payable in our capital stock;

•	make payments under the applicable guarantee made by us in respect of the preferred securities of the applicable issuer;

•	make any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan; and

•	purchase common stock related to:

•	the issuance of common stock or rights under any of our benefit plans for our directors, officers or employees;

•	the issuance of common stock or rights under a dividend reinvestment and stock purchase plan; or

•	the issuance of common stock, or securities convertible into common stock, as consideration in an acquisition transaction that was entered into before the beginning of the deferral period.

With respect to any junior subordinated debentures issued to an issuer, we will agree:

•	to maintain directly or indirectly 100% ownership of the common securities of the applicable issuer; provided, however, that any of our permitted successors under the indenture may succeed to our ownership of those common securities;

•	not to cause the termination, liquidation or winding-up of that issuer, except in connection with a distribution of the junior subordinated debentures as provided in the trust agreement of that issuer and in connection with some types of mergers, consolidations or amalgamations; and

•	to use our reasonable efforts to cause that issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right to defer interest payments on the junior subordinated debentures from time to time during the term of any series of junior subordinated debentures for up to the number of consecutive interest payment periods that may be specified in the applicable prospectus supplement, but the deferral of interest payments cannot extend beyond the maturity date of the series of junior subordinated debentures.

Modification of Indenture

We and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of the junior subordinated debentures of each series that are affected by the modification, may modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of any junior subordinated debentures of any series;

•	reduce the principal amount due;

•	reduce the rate of interest or extend the time of payment of interest, or reduce any premium payable upon the redemption of those junior subordinated debentures; or

•	reduce the percentage of junior subordinated debentures, the holders of which are required to consent to any such modification of the indenture.

With respect to junior subordinated debentures held by an issuer, so long as the corresponding series of preferred securities issued by that issuer remains outstanding, without the consent of the holders of at least a majority of the aggregate liquidation amount of those preferred securities:

•	no modification of the indenture can be made that adversely affects holders of those preferred securities in any material respect;

•	no termination of the indenture may occur; and

•	no waiver of any default or of compliance with any covenant under the indenture will be effective.

We and the debenture trustee may, without the consent of any holder of junior subordinated debentures, amend, waive or supplement the indenture for other specified purposes including to cure ambiguities, defects or inconsistencies, provided those actions do not materially and adversely affect the interests of the holders of any junior subordinated debentures or the related series of preferred securities.

Events of Default

The indenture provides that any one or more of the following events with respect to the junior subordinated debentures of any series that has occurred and is continuing constitutes an event of default with respect to that series:

•	default in the payment of any installment of interest on any junior subordinated debenture for a period of 30 days after the due date, subject to our right to defer interest payments as described above under the caption “—Option to Defer Interest Payments” in this section;

•	default in the payment of interest in full on any junior subordinated debenture for a period of 30 days after the conclusion of a period consisting of 20 consecutive quarters (or, in the case of junior subordinated debentures on which interest is paid semiannually, 10 consecutive semiannual periods) commencing with the earliest quarter or semiannual period, as the case may be, for which interest (including interest accrued on deferred payments) has not been paid in full;

•	some events of bankruptcy or reorganization involving us;

•	default in the payment of the principal of or premium, if any, on the junior subordinated debentures when due whether at maturity, upon redemption or otherwise; or

•	default in the performance, or breach, in any material respect, of any of our covenants or warranties for a period of 90 days after written notice to us by the debenture trustee or to us and the debenture trustee by holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series.

If an event of default under the indenture arising from a default in the payment of interest of the type described in the second bullet point above has occurred and is continuing, the debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series will have the right to declare the principal and the interest due on those securities to be due and payable immediately. If the debenture trustee or the holders of at least 25% of the aggregate outstanding principal amount of the junior subordinated debentures fail to make that declaration, then the holders of at least 25% in total liquidation amount of the preferred securities then outstanding will have the right to do so. If an event of default under the indenture arising from events of bankruptcy or reorganization involving us occurs, the principal and interest due on the applicable series of securities will automatically, and without any declaration or other action on the part of the debenture trustee or any holder of junior subordinated debentures, become immediately due and payable. In case of any other event of default, there is no right to declare the principal amount of the junior subordinated indentures immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of junior subordinated debentures of a particular series may, on behalf of all holders of that series, waive any default regarding that series, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder. If the holders of the junior subordinated debentures fail to waive that default, the holders of a majority in aggregate liquidation amount of the related preferred securities will have that right.

The holders of a majority of the aggregate outstanding principal amount of the junior subordinated debentures of a particular series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee with respect to that series.

Enforcement of Rights by Holders of Preferred Securities

If an event of default occurs under the indenture and that event is attributable to our failure to pay interest, premium, if any, or principal on the junior subordinated debentures on the applicable due date, then if the junior subordinated debentures are held by an issuer, a holder of the related preferred securities may institute a legal proceeding directly against us for enforcement of payment on the junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred securities of that holder.

Limitation on Consolidation, Merger and Sales of Assets

We will not consolidate with or merge into any other entity or sell or lease our properties and assets substantially as an entirety to any entity, unless:

•	the resulting entity is a corporation, partnership or trust organized under the laws of the United States, any state or the District of Columbia;

•	the resulting entity assumes our obligations under the junior subordinated debentures and the indenture;

•	there is no event of default under the indenture immediately after giving effect to the transaction;

•	in the case of the junior subordinated debentures of a series held by an issuer, the consolidation, merger, conveyance, transfer or lease is permitted under the relevant trust agreement and the guarantee and does not give rise to any breach or violation of these documents; and

•	we have delivered to the debenture trustee an officer’s certificate and opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease complies with the indenture.

Satisfaction and Discharge

The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their maturity within one year; or

•	are to be called for redemption within one year;

and, in each case, we have deposited with the debenture trustee funds sufficient to make all remaining interest and principal payments on the junior subordinated debentures of that series.

Trust Expenses

Under the indenture, we have agreed to pay, as borrower, all costs, expenses, debts and other obligations of each issuer, except those incurred in connection with the preferred securities. In addition, we have agreed to pay all taxes and tax-related costs and expenses of each issuer, except United States withholding taxes.

Information Regarding the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the indenture, has undertaken to perform only the duties that are specifically set forth in the indenture. The debenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties under the indenture, or in the exercise of any of its rights or powers, if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Governing Law

The indenture is governed by and construed in accordance with the laws of the State of New York.

CERTAIN ERISA MATTERS

Each fiduciary of any of the following, which we collectively refer to as “Plans”:

•	an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”),

•	a plan described in Section 4975(e)(1) of the Internal Revenue Code (the “Code”) (including an individual retirement account and a Keogh plan) or a plan subject to one or more provisions under other applicable federal, state, local, non-U.S. or other laws or regulations that contain one or more provisions that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and

•	any entity whose underlying assets include “plan assets” by reason of any such plan’s investment in that entity,

should consider the fiduciary standards and the prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the preferred securities. Among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence and diversification requirements of ERISA or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (each, an “ERISA Plan”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “Parties in Interest”). A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liability under ERISA and/or Section 4975 of the Code, unless exemptive relief is available under an applicable statutory or administrative exemption. In the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax exempt status, unless exemptive relief is available. Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA, are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

Under a regulation issued by the U.S. Department of Labor, which we refer to as the “plan assets regulation,” the assets of the applicable issuer would be deemed to be “plan assets” of an ERISA Plan for purposes of ERISA and Section 4975 of the Code if “plan assets” of the ERISA Plan were used to acquire an equity interest in the applicable issuer and no exception were applicable under the plan assets regulation. The plan assets regulation defines an “equity interest” as any interest in an entity, other than an instrument that is treated as indebtedness under applicable local law and has no substantial equity features, and specifically includes a beneficial interest in a trust.

Under exceptions contained in the plan assets regulation, the assets of the applicable issuer would not be deemed to be “plan assets” of investing ERISA Plans if:

•	immediately after the most recent acquisition of an equity interest in the applicable issuer, less than 25% of the value of each class of equity interests in the applicable issuer were held by “benefit plan investors”, and other employee benefit plans whether or not subject to ERISA or Section 4975 of the Code (including governmental, church and foreign plans) and entities whose underlying assets are deemed to include “plan assets” under the plan assets regulation; or

•	the preferred securities are “publicly-offered securities” for purposes of the plan assets regulation. “Publicly-offered securities” are securities which are widely held, freely transferable, and either (i) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (ii) sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933 and then timely registered under the Securities Exchange Act of 1934.

We cannot assure that benefit plan investors will hold less than 25% of the total value of the preferred securities at the completion of the initial offering or thereafter, and we do not intend to monitor or take any other measures to assure satisfaction of the conditions to this exception. We expect that certain series of preferred securities will be offered in a manner consistent with the requirements of the publicly-offered securities exception described above; however, we cannot assure that the preferred securities would be considered to be publicly-offered securities under the plan assets regulation.

Certain transactions involving the applicable issuer could be deemed to constitute direct or indirect prohibited transactions under ERISA and/or Section 4975 of the Code with respect to an ERISA Plan if the preferred securities were acquired with “plan assets” of the ERISA Plan and the assets of the applicable issuer were deemed to be “plan assets” of ERISA Plans investing in the applicable issuer. For example, if we were a Party in Interest with respect to an ERISA Plan, either directly or by reason of our ownership of our bank subsidiaries, extensions of credit between us and the applicable issuer, including the junior subordinated debentures and the guarantees, would likely be prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable administrative exemption. In addition, if we were considered to be a fiduciary with respect to the applicable issuer as a result of certain powers we hold (such as our powers to remove and replace the property trustee and the administrative trustees), it is possible that the optional redemption of the junior subordinated debentures would be considered to be a prohibited transaction under Section 406(b) of ERISA and Section 4975(c)(1)(E) of the Code. In order to avoid these prohibited transactions, each benefit plan investor, by purchasing preferred securities, will be deemed to have directed the applicable issuer to invest in the junior subordinated debentures and to have appointed the property trustee.

The Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. Those class exemptions are:

•	PTCE 96-23 (for eligible transactions determined by in-house asset managers);

•	PTCE 95-60 (for eligible transactions involving insurance company general accounts);

•	PTCE 91-38 (for eligible transactions involving bank collective investment funds);

•	PTCE 90-1 (for eligible transactions involving insurance company pooled separate accounts); and

•	PTCE 84-14 (for eligible transactions determined by independent qualified professional asset managers).

These class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the preferred securities. Because the preferred securities may be deemed to be equity interests in the applicable issuer for purposes of applying ERISA and Section 4975 of the Code, the preferred securities may not be purchased or held by any ERISA Plan or any person investing “plan assets” of any ERISA Plan, unless the purchase and holding is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

By directly or indirectly purchasing or holding preferred securities or any interest in them you will be deemed to have represented that either:

•	you are not a Plan and are not purchasing the securities on behalf of or with “plan assets” of any Plan; or

•	your purchase and holding of preferred will not violate any applicable Similar Laws and either (i) will not result in a prohibited transaction under ERISA or the Code, or (ii) if it could result in such a prohibited transaction, it satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

If a purchaser or holder of the preferred securities that is an ERISA Plan elects to rely on an exemption other than PTCE 96-23, 95-60, 91-38, 90-1 or 84-14, we and the applicable issuer may require a satisfactory opinion of counsel or other evidence of the availability of that exemption.

Due to the complexity of the above rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with “plan assets” of any ERISA Plan consult with their counsel regarding the potential consequences if the assets of the applicable issuer were deemed to be “plan assets” and regarding the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or any other applicable exemption. In addition, fiduciaries of Plans not subject to Title I of ERISA or Section 4975 of the Code, in consultation with their advisors, should consider the impact of their respective applicable Similar Laws on their investment in preferred securities, and the considerations discussed above, to the extent applicable.

PLAN OF DISTRIBUTION

Any of the issuers may sell the preferred securities being offered by use of this prospectus and an applicable prospectus supplement:

•	through underwriters;

•	through dealers;

•	through agents; or

•	directly to purchasers.

We will set forth the terms of the offering of any securities being offered in the applicable prospectus supplement.

If any of the issuers utilizes underwriters in an offering of preferred securities using this prospectus, we and the applicable issuer will execute an underwriting agreement with those underwriters. The underwriting agreement will provide that the obligations of the underwriters with respect to a sale of the offered securities are subject to various conditions precedent and that the underwriters will be obligated to purchase all the offered securities if any are purchased. Underwriters may sell those securities to or through dealers. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers from time to time. If any of the issuers utilizes underwriters in an offering of securities using this prospectus, the applicable prospectus supplement will contain a statement regarding the intention, if any, of the underwriters to make a market in the offered securities.

If any of the issuers utilizes a dealer in an offering of securities using this prospectus, the relevant issuer will sell the offered securities to the dealer, as principal. The dealer may then resell those securities to the public at a fixed price or at varying prices to be determined by the dealer at the time of resale.

Any of the issuers may also use this prospectus to offer and sell securities through agents designated by us from time to time. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of appointment.

Any of the issuers may offer to sell securities either at a fixed price or at prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriters, dealers or agents participating in a distribution of preferred securities by use of this prospectus and an applicable prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

Under agreements that we and the applicable issuer may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and an applicable prospectus supplement may be entitled to indemnification by us and the applicable issuer against some types of liabilities, including liabilities under the Securities Act of 1933, or to reimbursement for some types of expenses.

Underwriters, dealers, agents or their affiliates may engage in transactions with, or perform services for, us or any of the issuers or our or their affiliates in the ordinary course of business.

Offerings of preferred securities will be conducted in compliance with Rule 2810 of the Conduct Rules of the NASD, as applicable. For any offering not listed on an exchange or Nasdaq, under Rule 2810, an NASD member or person associated with an NASD member shall have reasonable grounds to believe, on the basis of information obtained from an offeree concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that (a) the offeree is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in this prospectus, including the tax benefits, if any, (b) the offeree has a fair market net worth sufficient to sustain the risks inherent in the preferred securities, including loss of investment and lack of liquidity and (c) the preferred securities are otherwise suitable for the offeree.

Our direct or indirect wholly-owned subsidiaries, including J.P. Morgan Securities Inc., may use this prospectus and the applicable prospectus supplement in connection with offers and sales of preferred securities in the secondary market. Those subsidiaries may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time of sale.

Any of the issuers may also use this prospectus to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of any issuer’s administrative trustees nor any of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales. Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

EXPERTS

JPMorgan Chase. The financial statements of JPMorgan Chase and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Bank One. The financial statements of Bank One incorporated in this document by reference to our Current Report on Form 8-K filed on March 1, 2004 have been incorporated in reliance on the report of KPMG LLP, an independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting, whose report dated January 20, 2004 refers to Bank One’s adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, effective December 31, 2003, and the discontinuance and sale of Bank One’s corporate trust services business in 2003.

LEGAL OPINIONS

Simpson Thacher & Bartlett LLP, New York, New York, will provide an opinion for us regarding the validity of the offered securities, and Cravath, Swaine & Moore LLP, New York, New York, will provide such an opinion for the underwriters. Richards, Layton & Finger, P.A., special Delaware counsel to the issuers and us, will provide an opinion regarding certain matters relating to Delaware law. Cravath, Swaine & Moore LLP acts as legal counsel to us and our subsidiaries in a substantial number of matters on a regular basis. Simpson Thacher & Bartlett LLP and Cravath, Swaine & Moore LLP will rely on the opinion of Richards, Layton & Finger, P.A., as to certain matters of Delaware law.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration fee under the Securities Act of 1933, as amended	$753,280
Blue Sky fees and expenses (including counsel fees)	15,000	*
Attorneys’ fees and expenses	100,000	*
Accountants’ fees and expenses	100,000	*
Printing and engraving expenses	175,000	*
Rating agency fees	100,000	*
Trustees’ fees and expenses	100,000	*
Miscellaneous	30,000	*

Total	$1,373,280

*	Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Delaware General Corporation Law (“DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

The DGCL provides that the indemnification described above shall not be deemed exclusive of any other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The certificate of incorporation of JPMorgan Chase & Co. (“JPMorgan Chase”) provides that, to the fullest extent that the DGCL as from time to time in effect permits the limitation or elimination of the liability of directors, no director of JPMorgan Chase shall be personally liable to JPMorgan Chase or its stockholders for monetary damages for breach of fiduciary duty as a director.

JPMorgan Chase’s certificate of incorporation empowers JPMorgan Chase to indemnify any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) to the fullest extent permitted under the DGCL as from time to time in effect, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

JPMorgan Chase’s certificate of incorporation also empowers JPMorgan Chase by action of its board of directors, notwithstanding any interest of the directors in the action, to purchase and maintain insurance in such amounts as the Board of Directors deems appropriate to protect any director, officer, employee or agent of JPMorgan Chase or any other person who is serving at JPMorgan Chase’s request in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan) against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such (including, without limitation, expenses, judgments, fines (including any excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement) to the fullest extent permitted under the DGCL as from time to time in effect, whether or not JPMorgan Chase would have the power or be required to indemnify any such individual under the terms of any agreement or by-law or the DGCL.

In addition, JPMorgan Chase’s by-laws require indemnification to the fullest extent permitted under applicable law, as from time to time in effect. The by-laws provide a clear and unconditional right to indemnification for expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any person in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director, officer, employee or agent of JPMorgan Chase or, at the request of JPMorgan Chase, of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, an employee benefit plan). The by-laws specify that the right to indemnification so provided is a contract right, set forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the by-laws and entitle the persons to be indemnified to have all expenses incurred in advance of the final disposition of a proceeding paid by JPMorgan Chase. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the by-laws, which right of indemnification and of advancement of expenses is not exclusive.

JPMorgan Chase’s by-laws also provide that JPMorgan Chase may enter into contracts with any director, officer, employee or agent of JPMorgan Chase in furtherance of the indemnification provisions in the by-laws, as well as create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure payment of amounts indemnified.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and by-laws of JPMorgan Chase.

Under the trust agreement, JPMorgan Chase will agree to indemnify each of the trustees of the issuer or any predecessor trustee for the issuer, and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the trust agreement.

ITEM 16. EXHIBITS

1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

3.1	Restated Certificate of Incorporation of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ending December 31, 2004).*

3.2	By-laws of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ending December 31, 2004).*

4.1	Junior Subordinated Indenture, dated December 1, 1996, between JPMorgan Chase & Co. (formerly known as The Chase Manhattan Corporation) and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.8(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ending December 31, 2004).*

4.2	Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York, as Debenture Trustee, dated as of September 23, 2004.*

4.3	Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York, as Debenture Trustee, dated as of May 19, 2005.*

4.4	Certificate of Trust of JPMorgan Chase Capital XVI (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.5	Certificate of Trust of JPMorgan Chase Capital XVII (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.6	Certificate of Trust of JPMorgan Chase Capital XVIII.*

4.7	Certificate of Trust of JPMorgan Chase Capital XIX.*

4.8	Certificate of Trust of JPMorgan Chase Capital XX.*

4.9	Certificate of Trust of JPMorgan Chase Capital XXI.*

4.10	Certificate of Trust of JPMorgan Chase Capital XXII.*

4.11	Certificate of Trust of JPMorgan Chase Capital XXIII.*

4.12	Certificate of Trust of JPMorgan Chase Capital XXIV.*

4.13	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVI, dated as of May 26, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.

4.14	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVII, dated as of August 3, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.

4.15	Trust Agreement of JPMorgan Chase Capital XVIII among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.16	Trust Agreement of JPMorgan Chase Capital XIX among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.17	Trust Agreement of JPMorgan Chase Capital XX among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.18	Trust Agreement of JPMorgan Chase Capital XXI among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.19	Trust Agreement of JPMorgan Chase Capital XXII among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.20	Trust Agreement of JPMorgan Chase Capital XXIII among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.21	Trust Agreement of JPMorgan Chase Capital XXIV among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.22	Form of Amended and Restated Trust Agreement for each of JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.23	Form of Preferred Security Certificate for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (included as Exhibit B to Exhibit 4.24).

4.24	Form of Guarantee Agreement for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV between JPMorgan Chase & Co., as guarantor and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

5.1	Opinion of counsel as to legality of the Junior Subordinated Debentures and the Guarantees to be issued by JPMorgan Chase & Co.

5.2	Opinion of special Delaware counsel as to the Preferred Securities to be issued by JPMorgan Chase Capital XVI.

5.3	Opinions of special Delaware counsel as to the Preferred Securities to be issued by JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV, respectively.*

12.1	Computation of Ratios of Earnings to Fixed Charges for Periods Ended December 31, 2004, 2003, 2002, 2001 and 2000 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 of JPMorgan Chase & Co. (File No. 1-5805)).*

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Periods Ended December 31, 2004, 2003, 2002, 2001 and 2000 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2004, 2003, 2002, 2001 and 2000 of JPMorgan Chase & Co. (File No. 1-5805)).*

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended June 30, 2005 (incorporated by reference to Exhibit 12.1 of Item 9.01(c) to Current Report on Form 8-K filed on July 20, 2005, of JPMorgan Chase & Co. (File No. 1-5805)).*

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period Ended June 30, 2005 (incorporated by reference to Exhibit 12.2 of Item 9.01(c) to Current Report on Form 8-K filed on July 20, 2005, of JPMorgan Chase & Co. (File No. 1-5805)).*

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of counsel to JPMorgan Chase & Co. (included in Exhibit 5.1).

23.4	Consent of special Delaware counsel (included in Exhibit 5.2).

24	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Indenture.*

25.2	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XVI.

25.3	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XVII.*

25.4	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XVIII.*

25.5	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XIX.*

25.6	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XX.*

25.7	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXI.*

25.8	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXII.*

25.9	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXIII.*

25.10	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXIV.*

25.11	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVI.

25.12	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVII.*

25.13	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVIII.*

25.14	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIX.*

25.15	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XX.*

25.16	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXI.*

25.17	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXII.*

25.18	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIII.*

25.19	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIV.*

*	Previously filed

ITEM 17. UNDERTAKINGS.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by JPMorgan Chase & Co. pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of JPMorgan Chase & Co.’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase & Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 30, 2005.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* (William B. Harrison, Jr.)	Director, Chairman and Chief Executive Officer (Principal Executive Officer)	August 30, 2005

* (James Dimon)	Director, President and Chief Operating Officer	August 30, 2005

* (Hans W. Becherer)	Director	August 30, 2005

* (John H. Biggs)	Director	August 30, 2005

* (Lawrence A. Bossidy)	Director	August 30, 2005

* (Stephen B. Burke)	Director	August 30, 2005

* (James S. Crown)	Director	August 30, 2005

* (Ellen V. Futter)	Director	August 30, 2005

* (William H. Gray, III)	Director	August 30, 2005

* (Laban P. Jackson, Jr.)	Director	August 30, 2005

* (John W. Kessler)	Director	August 30, 2005

Signature	Title	Date

* (Robert I. Lipp)	Director	August 30, 2005

* (Richard A. Manoogian)	Director	August 30, 2005

* (David C. Novak)	Director	August 30, 2005

* (Lee R. Raymond)	Director	August 30, 2005

* William C. Weldon	Director	August 30, 2005

* Michael J. Cavanagh	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 30, 2005

* Joseph L. Sclafani	Executive Vice President and Controller (Principal Accounting Officer)	August 30, 2005

*	Anthony J. Horan hereby signs this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on August 30, 2005 pursuant to a power of attorney filed as an exhibit to the Registration Statement.

By:	/S/ ANTHONY J. HORAN
(Anthony J. Horan, Secretary)

Dated: August 30, 2005

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XVI certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XVI

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XVII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XVII

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XVIII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XVIII

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XIX certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XIX

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XX certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XX

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XXI certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XXI

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XXII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XXII

By:	JPMorgan Chase & Co., as Depositor

By:	/s/ ANTHONY J. HORAN
Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XXIII certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XXIII

By:	JPMorgan Chase & Co., as Depositor

By:	/S/ ANTHONY J. HORAN

Name:	Anthony J. Horan
Title:	Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, JPMorgan Chase Capital XXIV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on the 30th day of August, 2005.

JPMORGAN CHASE CAPITAL XXIV

By:	JPMorgan Chase & Co., as Depositor

By:	/S/ ANTHONY J. HORAN

Name:	Anthony J. Horan
Title:	Corporate Secretary

EXHIBITS

1	Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

3.1	Restated Certificate of Incorporation of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3.1 to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ending December 31, 2004).*

3.2	By-laws of JPMorgan Chase & Co. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ending December 31, 2004).*

4.1	Junior Subordinated Indenture, dated December 1, 1996, between JPMorgan Chase & Co. (formerly known as The Chase Manhattan Corporation) and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.8(a) to the Annual Report on Form 10-K of JPMorgan Chase & Co. (File No. 1-5805) for the year ending December 31, 2004).*

4.2	Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York, as Debenture Trustee, dated as of September 23, 2004.*

4.3	Supplemental Indenture between JPMorgan Chase & Co. and The Bank of New York, as Debenture Trustee, dated as of May 19, 2005.*

4.4	Certificate of Trust of JPMorgan Chase Capital XVI (incorporated by reference to Exhibit 4.6 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).

4.5	Certificate of Trust of JPMorgan Chase Capital XVII (incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).*

4.6	Certificate of Trust of JPMorgan Chase Capital XVIII.*

4.7	Certificate of Trust of JPMorgan Chase Capital XIX.*

4.8	Certificate of Trust of JPMorgan Chase Capital XX.*

4.9	Certificate of Trust of JPMorgan Chase Capital XXI.*

4.10	Certificate of Trust of JPMorgan Chase Capital XXII.*

4.11	Certificate of Trust of JPMorgan Chase Capital XXIII.*

4.12	Certificate of Trust of JPMorgan Chase Capital XXIV.*

4.13	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVI, dated as of May 26, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.

4.14	Amended and Restated Trust Agreement of JPMorgan Chase Capital XVII, dated as of August 3, 2005, among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.

4.15	Trust Agreement of JPMorgan Chase Capital XVIII among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.16	Trust Agreement of JPMorgan Chase Capital XIX among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.17	Trust Agreement of JPMorgan Chase Capital XX among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.18	Trust Agreement of JPMorgan Chase Capital XXI among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.19	Trust Agreement of JPMorgan Chase Capital XXII among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.20	Trust Agreement of JPMorgan Chase Capital XXIII among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.21	Trust Agreement of JPMorgan Chase Capital XXIV among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.22	Form of Amended and Restated Trust Agreement for each of JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV among JPMorgan Chase & Co., as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein.*

4.23	Form of Preferred Security Certificate for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV (included as Exhibit B to Exhibit 4.22).

4.24	Form of Guarantee Agreement for each of JPMorgan Chase Capital XVI, JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV between JPMorgan Chase & Co., as guarantor and The Bank of New York, as trustee (incorporated by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (File No. 333-117785) of JPMorgan Chase & Co.).*

5.1	Opinion of counsel as to legality of the Junior Subordinated Debentures and the Guarantees to be issued by JPMorgan Chase & Co.

5.2	Opinion of special Delaware counsel as to the Preferred Securities to be issued by JPMorgan Chase Capital XVI.

5.2	Opinions of special Delaware counsel as to the Preferred Securities to be issued by JPMorgan Chase Capital XVII, JPMorgan Chase Capital XVIII, JPMorgan Chase Capital XIX, JPMorgan Chase Capital XX, JPMorgan Chase Capital XXI, JPMorgan Chase Capital XXII, JPMorgan Chase Capital XXIII and JPMorgan Chase Capital XXIV, respectively.*

12.1	Computation of Ratios of Earnings to Fixed Charges for Periods Ended December 31, 2004, 2003, 2002, 2001 and 2000 (incorporated by reference to Exhibit 12.1 to Annual Report on Form 10-K for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 of JPMorgan Chase & Co. (File No. 1-5805)).*

12.2	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for Periods Ended December 31, 2004, 2003, 2002, 2001 and 2000 (incorporated by reference to Exhibit 12.2 to Annual Report on Form 10-K for the year ended December 31, 2004, 2003, 2002, 2001 and 2000 of JPMorgan Chase & Co. (File No. 1-5805)).*

12.3	Computation of Ratios of Earnings to Fixed Charges for the Period Ended June 30, 2005 (incorporated by reference to Exhibit 12.1 of Item 9.01(c) to Current Report on Form 8-K filed on July 20, 2005, of JPMorgan Chase & Co. (File No. 1-5805)).*

12.4	Computation of Ratios of Earnings to Fixed Charges and Preferred Stock Dividend Requirements for the Period Ended June 30, 2005 (incorporated by reference to Exhibit 12.2 of Item 9.01(c) to Current Report on Form 8-K filed on July 20, 2005, of JPMorgan Chase & Co. (File No. 1-5805)).*

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of counsel to JPMorgan Chase & Co. (included in Exhibit 5.1).

23.4	Consent of special Delaware counsel (included in Exhibit 5.2).

24	Powers of Attorney.*

25.1	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Junior Subordinated Indenture.*

25.2	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XVI.

25.3	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XVII.*

25.4	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XVIII.*

25.5	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XIX.*

25.6	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XX.*

25.7	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXI.*

25.8	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXII.*

25.9	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXIII.*

25.10	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Trust Agreement of JPMorgan Chase Capital XXIV.*

25.11	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVI.

25.12	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVII.*

25.13	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XVIII.*

25.14	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XIX.*

25.15	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XX.*

25.16	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXI.*

25.17	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXII.*

25.18	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIII.*

25.19	Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of JPMorgan Chase Capital XXIV.*

*	Previously filed